Exhibit 99.2


                          [Form of Rights Certificate]
                             [Front of Certificate]


Certificate No. R-______                              ___________ Rights



         NOT EXERCISABLE AFTER FEBRUARY 8, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

                               Rights Certificate

                              DANIEL GREEN COMPANY

         This certifies that  ______________________________________,  or his or her registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 9, 1996 (the "Rights Agreement"), by and between Daniel Green Company, a Massachusetts corporation (the "Company"), and The First National Bank of Boston, a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Boston time), on February 8, 2006 at the office or offices of the Rights Agent designated for such purpose, or at the office or offices of its successors as Rights Agent, one fully paid, nonassessable, share of the Common Stock of the Company, par value $2.50 per share, or, in certain circumstances, to receive cash, property, other shares of Common Stock and/or other securities of the Company, at a purchase price of $25 (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set





--------
     1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the second sentence.

forth above, and the Purchase Price set forth above, are the number of Rights and the Purchase Price as of February 29, 1996, respectively, based on the Common Stock as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) who or which is determined by the Board of Directors of the Company to have been involved in, caused or facilitated such Section 11(a)(ii) Event,
(ii) a transferee of any such Acquiring Person, Associate or Affiliate who or which becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who or which becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock (or, in certain circumstances, the amount of cash, property, other shares of Common Stock or other securities) deliverable upon exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including those events specified in Section 11(a)(ii) and Section 13 of the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the offices of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the first date of public announcement by the Company that an Acquiring Person has become such (or if the date of such announcement shall have occurred prior to February 29, 1996, the close of business on the tenth business day following February 29, 1996) and (ii) the close of business on February 8, 2006.

         The Company is not required to issue fractional shares of Common Stock upon the exercise of any Right or Rights evidenced hereby. In lieu thereof, a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its seal.

         Dated as of ___________________.


ATTEST:                                   DANIEL GREEN COMPANY

____________________________              By:__________________________
Name:                                     Name:
Title: Secretary                          Title:


Countersigned:

THE FIRST NATIONAL BANK OF
BOSTON, as Rights Agent

By:_________________________
   Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                   (To be executed by the registered holder if such holder desires to transfer the Rights
                                  Certificate.)

         FOR VALUE RECEIVED,  ________________________________________ hereby sells, assigns and transfers unto


                  (Please print name and address of transferee)
this Rights Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________________ Attorney, to transfer the within Rights
Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________


                                            ___________________________________
                                            Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:_______________


                                    _________________________________
                                    Signature

Signature Guaranteed:


                                     NOTICE

         The signatures to the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed by the registered holder if such holder desires to exercise Rights represented by the Rights Certificate.)

To:  DANIEL GREEN COMPANY

         The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights); enclosed is payment in the amount of $____________, which is the product of the number of Rights being exercised hereby and the current exercise price per share of Common Stock subject to each such Right.

         The undersigned requests that certificates for such shares be issued in the name of and delivered to (please include name and address):



Please insert social security or other identifying number:



         If such number of Rights exercised hereby shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to (please include name and address):



         Please insert social security or other identifying number:



Dated:

                                            _______________________________
                                            Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:

                                    ___________________________________
                                    Signature

Signature Guaranteed:



                                     NOTICE

         The signature to the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.